AMENDMENT NO. 1 TO
CONSULTING AGREEMENT
THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment”), dated as of June 17, 2018, is entered into by and among Tribune Publishing Company, LLC, a Delaware limited liability company (the “Company”), and Merrick Ventures LLC, a Delaware limited liability company (the “Advisor”), and solely for purposes of Sections 1, 2 and 4-6, Michael W. Ferro, Jr. (“Ferro”), Merrick Media, LLC, a Delaware limited liability company (“Merrick Media”), and tronc, Inc., a Delaware corporation (the “tronc”).
RECITALS
WHEREAS, on December 20, 2017, the Company, and, solely for certain sections thereof, tronc, entered into a Consulting Agreement (the “Consulting Agreement”) with the Advisor and, solely for certain sections thereof, Ferro and Merrick Media; and
WHEREAS, each of the parties hereto desires to enter into this Amendment to (i) terminate the Company’s ongoing engagement of the Advisor as a consultant, (ii) grant the Company the right to engage the Advisor as a consultant from time to time in its sole and absolute discretion without further compensation, (iii) continue the non-competition obligations of the Advisor and Ferro and (iv) terminate certain terms of the Consulting Agreement, all as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing, and of the agreements contained herein, the parties hereto hereby agree as follows:
Section 1.    Amendments. The following amendments to the Consulting Agreement shall be effective as of 11:59 p.m. Central Time on June 17, 2018 (the “Effective Time”):

(a)	Section 1 (Engagement) is amended and restated in its entirety to read as follows:
1. Engagement. The Company hereby may from time to time in its sole and absolute discretion engage the Advisor as an independent consultant on a non-exclusive basis to provide management expertise and technical services and the Advisor hereby accepts any such engagement without any further compensation. If so engaged, the Advisor shall provide services that include but are not limited to investment relations, strategic planning, capital planning, growth initiatives, management development, customer and vendor relationships, other operational matters and various business relationship introductions. If so engaged, the Company acknowledges and agrees that it has an obligation to ensure that its resources will be available to provide assistance to the Advisor with respect to the services provided hereunder. Any services provided hereunder are provided on a non-exclusive basis and shall be undertaken by the Advisor at the direction of the Chief Executive Officer of the Company. The Company will indemnify the Advisor if the Company requests the Advisor to meet with any third parties.

(b)	Section 17 is amended by replacing “the” with “any” in the first sentence so that is reads as follows:
The Company acknowledges and agrees that in performing any services requested pursuant to this Agreement the Advisor will be highly dependent on information provided by the Company.

(c)	Section 18 is amended by inserting “, if engaged by the Company pursuant to this Agreement,” in the second sentence so that it reads as follows:
Advisor, if engaged by the Company pursuant to this Agreement, shall be an independent contractor and shall have no authority to hold itself out as an agent of the Company.
Section 2.    Terminations. The following terms of the Consulting Agreement are hereby deleted in their entirety from the Consulting Agreement, with no further force or effect as of the Effective Time:
(a) the second and third sentences of Section 2.1;
(b) Section 3.1; and
(c) the first sentence of Section 8.
Section 3.    Payment. Within one business day of the Effective Time or as soon as reasonably practicable thereafter the Company shall pay the Advisor $7,500,000 in a wire transfer of immediately available funds, and the Advisor hereby agrees that such payment represents payment in full of all outstanding compensatory fees owed by the Company to the Advisor under section 3.1 of, and that no further payments are due under, the Consulting Agreement, including with respect to any further engagement of the Advisor by the Company pursuant to the terms thereof.
Section 4.    Notices.

(a)	The address for notices to the Company and tronc set forth in the Consulting Agreement is amended as follows:
Chief Executive Officer
tronc, Inc.
160 N. Stetson Avenue
Chicago, IL 60601

(b)	The address for notices to the Advisor, Ferro and Merrick Media set forth in the Consulting Agreement is as follows:
Chairman
Merrick Ventures LLC
875 N. Michigan Avenue, Suite 3230
Chicago, IL 60611

Section 5.    Miscellaneous. Except as expressly set forth in this Amendment, all terms of the Consulting Agreement shall remain in full force and effect through December 31, 2020, and all terms of the Consulting Agreement, as amended hereby, shall apply to this Amendment as if this Amendment was part of the Consulting Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

COMPANY:

TRIBUNE PUBLISHING COMPANY, LLC

By: /s/ Justin C. Dearborn
Name:    Justin C. Dearborn
Title:    Chief Executive Officer

ADVISOR:

MERRICK VENTURES, LLC

By: /s/ Michael W. Ferro, Jr.
Name:   Michael W. Ferro, Jr.
Title:     Chairman and CEO

SOLELY FOR PURPOSES OF SECTIONS 1, 2 and 4-6:

FERRO:

/s/ Michael W. Ferro, Jr.
Michael W. Ferro, Jr.

SOLELY FOR PURPOSES OF SECTIONS 1, 2 and 4-6:

MERRICK MEDIA, LLC

By: /s/ Michael W. Ferro, Jr.
Name:  Michael W. Ferro, Jr.
Title:    Manager

SOLELY FOR PURPOSES OF SECTIONS 1, 2 and 4-6:

TRONC, INC.

By: /s/ Justin C. Dearborn
Name:     Justin C. Dearborn
Title:     Chief Executive Officer